Exhibit 10.1

FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of January 30, 2024, by and among Tectonic Therapeutic, Inc., a Delaware corporation (the “Company”), AVROBIO, Inc., a Delaware corporation (“Aspen”), and the undersigned stockholder (the “Stockholder”) of the Company. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery hereof, Aspen, the Company and Alpine Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Aspen (the “Merger Sub”), have entered into an Agreement and Plan of Merger (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation and a wholly owned subsidiary of Aspen (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Company Capital Stock and Company Convertible Notes as indicated in Appendix A.

WHEREAS, as an inducement to the willingness of Aspen to enter into the Merger Agreement, Aspen has required that Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

(b) “Shares” means (i) all shares of Company Capital Stock beneficially owned by the Stockholder as of the date hereof, and (ii) all additional shares of Company Capital Stock acquired and beneficially owned by the Stockholder during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.

(c) “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions. The Stockholder covenants to Aspen as follows:

(a) Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares, in each case, including any Transfer by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), or either voluntarily or involuntarily, offer to Transfer or consent to any Transfer or enter into any contract, option or other agreement or understanding with respect to the Transfer of any or all of such Stockholder’s Shares.

(b) Except as otherwise permitted by this Agreement or otherwise permitted or required by order of a court of competent jurisdiction or a Governmental Authority, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement, nor shall the Stockholder take any action or agree or commit to take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and the Voting Agreement of the Company, dated as of March 31, 2021 and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to execute and deliver the Company Stockholder Written Consent.

(c) Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer Shares (i) by will or other testamentary document or by intestacy, (ii) to any investment fund or other entity controlled or managed by the Stockholder or the investment adviser of a general partner of the Stockholder, or an entity under common control or management with the Stockholders (in each case, directly or indirectly), (iii) to any member of the Stockholder’s immediate family (or, if the Stockholder is a corporation, partnership or other entity, to an immediate family member of a beneficial owner of the Shares held by the Stockholder), (iv) to any trust or other entity for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder (or, if the Stockholder is a corporation, partnership or other entity, for the direct or indirect benefit of an immediate family member of a beneficial owner of the Shares held by the Stockholder) or otherwise for estate tax or estate planning purposes, (v) in the case of a Stockholder who is not a natural person, by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents, (vi) pursuant to a qualified domestic order, (vii) to any charitable organization, or (viii) by effecting a “net exercise” of a Company Option or a “net settlement” of a Company Restricted Stock Unit in which the Company holds back shares of Company Common Stock otherwise issuable (but not the sale of already-owned shares of Company Common Stock) either to pay the exercise price upon the exercise of a Company Option or settlement of a Company Restricted Stock Unit or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Option or settlement of a Company Restricted Stock Unit, in each case as permitted pursuant to the terms of any Company Employee Plan and (ix) with respect to any Stockholder that is an entity, to any Affiliate of such Stockholder or to one or more partners or members of such Stockholder; provided, that in the cases of clauses (i)-(vi), (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable direct transferee (if any) of such Transferred Shares shall have executed and delivered to Aspen and the Company a support agreement substantially identical to this Agreement upon consummation of the Transfer or (vii) to the extent required by applicable Law.

3. Agreement to Vote Shares. The Stockholder covenants to the Company as follows:

(a) Until the Expiration Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (A) to adopt and approve the Merger Agreement, (B) to approve the Contemplated Transactions, (C) to approve an amendment to the Company’ certificate of incorporation to effect the Company Authorized Share Increase, (D) to the extent the Stockholder is entitled to vote or exercise a right to consent with respect to such matter, to effect the Company Preferred Stock Conversion immediately prior to the Company SAFEs Conversion, which Company SAFEs Conversion shall occur immediately prior to the Subscription Agreement Concurrent Investment, (E) to waive any pre-emptive right, right of participation, right of maintenance, anti-dilution right or any similar right as may otherwise be provided to such Stockholder under the Organizational Documents of the Company in connection with any of the Contemplated Transactions, and (F) against any Acquisition Proposal. Further, to the extent the Stockholder holds any Company SAFEs, the Stockholder hereby understands that such Company SAFEs shall convert into shares of Company Common Stock in accordance with Section 2.5(g) of the Merger Agreement at the same price per share at which the shares of Company Common Stock is sold pursuant to the Subscription Agreement.

(b) If the Stockholder is not the record holder of Shares, the Stockholder agrees to take all actions necessary to cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 3.

(c) In the event of a stock split, stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4. Action in Stockholder Capacity Only. Notwithstanding anything in this Agreement to the contrary, the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as the beneficial owner of its Shares and not in the Stockholder’s capacity as a director or officer of the Company, and this Agreement shall not limit or otherwise affect the actions or inactions of any Affiliate, representative or designee of the Stockholder or any of its Affiliates in his or her capacity, if applicable, as an officer or director of any other person. Nothing herein shall limit or affect the Stockholder’s ability to act as a director of the Company in the taking of any actions (or failure to act) in his or her capacity as a director of the Company if such action (or failure to act) would be inconsistent with the exercise of his or her fiduciary duties as a director of the Company.

5. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 3 at any applicable meeting of the stockholders of the Company or pursuant to any applicable written consent of the stockholders of the Company, the Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any individual designated in writing by the Company, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Company stockholders or at any meeting of the Company stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 3 of this Agreement. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein, the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

6. No Solicitation. From and after the date hereof until the Expiration Date, the Stockholder will not, and will not permit any entity under such Stockholder’s control to, take any action that the Company is prohibited from taking pursuant to Section 5.4 of the Merger Agreement.

7. Documentation and Information. The Stockholder shall permit and hereby authorizes Aspen and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Aspen or the Company reasonably determines to be necessary in connection with the Merger and any of the Contemplated Transactions, a copy of this Agreement, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. Each of Aspen and the Company is an intended third-party beneficiary of this Section 7.

8. No Exercise of Appraisal Rights; Waivers. The Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Merger that Stockholder may have by virtue of, or with respect to, any Shares (including all rights under Section 262 of the DGCL) and (b) agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder breaches any duty that the Company Board has (or may be alleged to have) to the Company or to the other Company stockholders; provided, that (x) the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of the Company and (y) the foregoing shall not limit or restrict in any manner the Stockholder from enforcing the Stockholder’s rights under this Agreement and the other agreements entered into by the Stockholder in connection herewith, or otherwise in connection with the Merger, including the Stockholder’s right to receive the Merger Consideration pursuant to the terms of the Merger Agreement.

9. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) (i) The Stockholder is the beneficial owner of the shares of Company Capital Stock indicated in Appendix A (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 3 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Encumbrances (except for any Encumbrance that may be imposed pursuant to this Agreement, the Voting Agreement, the Investors’ Rights Agreement of the Company, dated as of March 31, 2021 (the “Investors’ Rights Agreement”), or any lock-up agreement entered into by and between the Stockholder, the Company and Aspen); and (ii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Capital Stock and rights to purchase shares Company Capital Stock set forth in Appendix A.

(b) With respect to any Stockholder that is an entity, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement.

(c) Except as otherwise provided in this Agreement, the Stockholder has full power, legal capacity and authority to (i) make, enter into and carry out the terms of this Agreement and (ii) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Authority). Without limiting the generality of the foregoing, except for the Voting Agreement, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter contemplated by this Agreement.

(d) This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable Law to which the Stockholder (or any of the Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

(e) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.

(f) The execution, delivery or performance of this Agreement by the Stockholder will not contravene, conflict with or result in (i) a violation of any of the provisions of the Stockholder’s organizational documents, (ii) any Law or any Order by which the Stockholder, or any of the assets owned or used by the Stockholder, is subject; (iii) a violation or breach of, or result in a default under, any provision of any contract to which the Stockholder is a party; or (iv) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Stockholder.

(g) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Aspen, the Company or any of their respective agents or representatives with respect to the tax consequences of the Merger and the Contemplated Transactions. The Stockholder understands that such Stockholder (and not Aspen, the Company or the Surviving Corporation) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Merger or the Contemplated Transactions. The Stockholder understands and acknowledges that the Company, Aspen and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(h) With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

10. Certain Agreements. Each Stockholder, by this Agreement, and with respect to such Stockholder’s Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, each of (a) the agreements set forth on Appendix B hereto and (b) any rights under any letter agreement providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, board of directors observer rights or rights to receive information delivered to the board of directors or other similar rights not generally available to stockholders of the Company between the Stockholder and the Company, but excluding, for the avoidance of doubt, any rights the Stockholder may have that relate to any indemnification, commercial, development or employment agreements or arrangements between such Stockholder and the Company or any subsidiary of the Company, which shall survive in accordance with their terms. Each Stockholder hereby terminates and waives all rights of first refusal, redemption rights and rights of notice of the Merger and the other transactions contemplated by the Merger Agreement, effective as of immediately prior to, and contingent upon, the Effective Time.

11. Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earliest of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the time this Agreement is terminated upon the written agreement of the Stockholder, the Company and Aspen and (c) the Effective Time (the “Expiration Date”); provided, however, that (i) Section 13 shall survive the termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party hereto from any liability for fraud or for any material and willful breach of this Agreement prior to the Effective Time.

12. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Aspen may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Contemplated Transactions.

13. Miscellaneous Provisions.

(a) Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto.

(b) Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(c) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 13(c), (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 13(k) of this Agreement and (vi) irrevocably and unconditionally waives the right to trial by jury.

(d) Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other party (in whole or in part, whether by operation of law or otherwise), and any attempted or purported assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Any purported assignment of rights or delegation of performance obligations in violation of this Section 13(d) is void.

(e) No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(f) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(g) Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including failing to take such actions as are required of it hereunder to consummate this Agreement) or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

(h) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand or (iii) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 6:00 p.m. (New York City time), otherwise on the next succeeding Business Day, (A) if to the Company or Aspen, to the address, electronic mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address or electronic mail address shown below Stockholder’s signature to this Agreement.

(i) Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Aspen has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein) or as otherwise permitted pursuant to and in accordance with the terms of Section 3.5 of the Investors’ Rights Agreement. Neither the Stockholder nor any of its Affiliates (other than Aspen, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Aspen, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Aspen to the extent practicable. The Company is an intended third-party beneficiary of this Section 13(i).

(j) Interpretation. When reference is made in this Agreement to a Section or Appendix, such reference shall be to a Section of or Appendix to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(k) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and below to the Stockholder, and the Company shall have no authority to direct the Stockholder in the voting or disposition of any Shares, expect as specifically provided herein.

(l) Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
Tectonic Therapeutic, Inc.

By:
Title:

ASPEN:
AVROBIO, Inc.

By:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

[STOCKHOLDER], in his/her capacity as the Stockholder:

Signature: _______________________________

Address:

Email:

Appendix A

Appendix B

1.	Voting Agreement, dated as of March 31, 2021, by and among Tectonic Therapeutic, Inc., the Stockholder, and the other parties thereto.

2.	Right of First Refusal and Co-Sale Agreement, dated as of March 31, 2021, by and among Tectonic Therapeutic, Inc., the Stockholder, and the other parties thereto.

3.	Investors’ Rights Agreement, dated as of March 31, 2021, by and among Tectonic Therapeutic, Inc., the Stockholder, and the other parties thereto.